UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 29, 2021

JBG SMITH PROPERTIES

(Exact name of Registrant as specified in its charter)

Maryland	No. 001-37994	81-4307010
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4747 Bethesda Avenue, Suite 200 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 333-3600

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	JBGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 29, 2021, JBG SMITH Properties (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”) at which the Company’s shareholders approved an amendment (the “Plan Amendment”) to the JBG SMITH Properties 2017 Omnibus Share Plan, as amended (the “2017 Plan”), to increase the total number of common shares of beneficial interest reserved for issuance under the 2017 Plan by 8,000,000 shares.

The material terms and conditions of the 2017 Plan have been previously described under Proposal No. 4 in the Company’s Definitive Proxy Statement on Schedule 14A (beginning on page 20) filed with the Securities and Exchange Commission on March 17, 2021 (the “Proxy Statement”), and in the Plan Amendment attached as Annex A thereto.

The description of the Plan Amendment contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Plan Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

(b) The information set forth under Item 5.07 of this Current Report on Form 8-K regarding compliance by Mr. Steven Roth as a trustee of the Company with the Company’s Corporate Governance Guidelines is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 29, 2021, the Company held its Annual Meeting. At the Annual Meeting, the Company’s shareholders voted on the (i) election of 12 trustees to the Board of Trustees (the “Board”) to serve until the Company’s 2022 annual meeting of shareholders, (ii) approval, on a non-binding advisory basis, of the compensation of the named executive officers, (iii) ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and (iv) approval of the Plan Amendment. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 17, 2021. The final voting results for each proposal are set forth below.

Proposal 1: Election of Trustees

At the Annual Meeting, shareholders voted on the election of 12 trustees to the Board to serve until the 2022 annual meeting of shareholders and until their respective successors have been duly elected and qualified. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Phyllis R. Caldwell	118,622,069	800,978	92,805	3,063,906
Scott A. Estes	117,986,791	1,469,057	60,004	3,063,906
Alan S. Forman	113,706,283	5,713,777	95,792	3,063,906
Michael J. Glosserman	113,319,644	6,134,381	61,827	3,063,906
Charles E. Haldeman Jr.	118,059,869	1,396,578	59,405	3,063,906
W. Matthew Kelly	119,001,260	454,768	59,824	3,063,906
Alisa M. Mall	118,027,440	1,395,564	92,848	3,063,906
Carol A. Melton	117,697,954	1,725,237	92,661	3,063,906
William J. Mulrow	117,964,831	1,457,284	93,737	3,063,906
Steven Roth*	28,750,046	90,706,417	59,389	3,063,906
Ellen Shuman	118,022,847	1,400,200	92,805	3,063,906
Robert A. Stewart	118,967,566	454,716	93,570	3,063,906

*As noted above, Mr. Roth received less than a majority of the votes cast in connection with his election to the Board. In accordance with the Company’s Corporate Governance Guidelines, he tendered his offer to resign as trustee on April 29, 2021.  The Corporate Governance and Nominating Committee and the Company’s Board of Trustees will take the offer to resign under advisement and will publicly disclose the decision regarding the tendered resignation and the reasons therefor in accordance with the Corporate Governance Guidelines.

Proposal 2: Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted affirmatively on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,262,632	10,923,599	329,621	3,063,906

Proposal 3: Ratification of the Appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
121,361,744	1,138,400	79,614

Proposal 4: Amendment to the 2017 Plan

At the Annual Meeting, the Company’s shareholders approved the Plan Amendment. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,571,937	42,717,353	226,562	3,063,906

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amendment No. 3 to the JBG SMITH Properties 2017 Omnibus Share Plan

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBG SMITH PROPERTIES

By:	/s/ Steven A. Museles
Name:	Steven A. Museles
Title:	Chief Legal Officer and Corporate Secretary

April 30, 2021